Exhibit 99.1

Atlantic International Corp. Acquires Circle8 Group, Creating a $1.2 Billion Global Workforce Solutions Platform

European IT Staffing Leader and Official Aston Martin Aramco Formula 1 Team IT Talent Partner Accelerates Atlantic’s Global Growth Strategy

Englewood Cliffs, New Jersey – January 23, 2026 – Atlantic International Corp. (Nasdaq: ATLN), a leading provider of strategic staffing and workforce solutions, today announced the acquisition of Circle8 Group. The transaction creates a diversified global workforce solutions platform with $1.2 billion (unaudited) in annual revenue, uniting Atlantic’s North American light industrial staffing operations with Circle8’s leading European IT and technology talent business.

Acquisition Summary

●	Creates a diversified global workforce solutions platform with approximately $1.2 billion (unaudited) in annual revenue

●	Expands Atlantic’s geographic footprint into key European markets

●	Adds high-growth IT and technology staffing capabilities, complementing Atlantic’s North American industrial staffing operations

●	Circle8 generated approximately $780 million (unaudited) in 2025 revenue and is on track to reach $1 billion organically in 2026

●	Founder-led continuity and governance alignment, with Circle8 founder Guus Franke joining Atlantic’s Board of Directors as Executive Chairman

Strategic Rationale

●	Diversification of revenue and end markets, balancing industrial staffing with higher-margin, higher-growth IT and technology talent solutions

●	Expanded multinational customer coverage, enabling cross-regional workforce support for global enterprises

Enhanced scale and operating leverage, supporting long-term margin expansion and cash flow generation

●	Increased revenue visibility, driven by long-term government contracts and blue-chip enterprise customers

●	Platform for disciplined future growth, leveraging Circle8’s completed acquisition phase and transition to operational excellence

Circle8 Group, a leading provider of IT talent solutions, operates throughout Europe. The company generated $780 million (unaudited) in revenue in 2025 and is on track to reach $1 billion organically in 2026, reflecting strong demand, blue-chip client relationships, and long-term contract visibility. Circle8 will operate as a wholly owned subsidiary of Atlantic International, with founder Guus Franke joining Atlantic International’s Board of Directors as Executive Chairman while retaining his role as CEO of Circle8 Group.

“This acquisition creates immediate strategic value through complementary capabilities, expanded geographic reach, cross-selling opportunities, and a more balanced and diversified revenue mix,” said Jeffrey Jagid, Chief Executive Officer of Atlantic International Corp. “Circle8’s exceptional growth trajectory, blue-chip client relationships, and market-leading position in European IT staffing meaningfully advance our strategy to build a scaled, diversified global workforce solutions business. We’re not just acquiring a company—we’re welcoming a team of proven operators who have built something remarkable in one of the world’s most competitive markets.”

Guus Franke commented, “Joining Atlantic International represents an exciting new chapter for Circle8. Together, we can offer clients comprehensive workforce solutions across continents and talent categories. By combining our European technology expertise with Atlantic’s North American industrial staffing platform, we create a broader, more resilient value proposition for global enterprises.”

The combined platform is positioned to unlock meaningful value through expanded geographic reach, broader customer coverage, and cross-selling opportunities. Atlantic, through its Lyneer Staffing Solutions subsidiary, serves clients across food production, manufacturing, and logistics sectors throughout the United States, many of whom are global enterprises with European operations requiring technology talent. Circle8 serves Fortune 500 technology companies, government agencies, and large European corporations, many of which have significant North American footprints. Together, Atlantic can now support workforce needs in both regions and across industrial, IT, and technology talent categories.

Circle8’s operational scale and execution track record further strengthen the strategic rationale. Operating through a portfolio of respected brands, the company manages over 12,000 technology professionals and achieved an 85% success rate in economic value on government tenders in 2025, securing long-term contracts with exceptional revenue visibility. Circle8’s appointment as the official IT global talent-matching partner for the Aston Martin Aramco Formula One Team underscores its ability to deliver mission-critical talent solutions in highly complex, performance-driven environments.

Circle8 is successfully executing a disciplined acquisition-led expansion that tripled the company’s size over the past four years. In parallel, the company is driving operational excellence and margin optimization across the portfolio by leveraging artificial intelligence, automation, and expanded direct sourcing capabilities.

This acquisition represents a significant milestone in Atlantic’s strategy to build a diversified, multi-billion-dollar workforce solutions platform with increased scale, global relevance, and long-term shareholder value creation. By preserving Circle8’s operational autonomy while integrating strategic capabilities, the company creates a comprehensive platform that serves workforce needs across multiple continents and industry verticals.

The acquisition was completed as an all-stock transaction. The Company’s Form 8-K SEC filing will provide additional transaction details.

E.F. Hutton & Co. served as the exclusive M&A advisor in connection with the acquisition.

Forward Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Atlantic or Circle8 Group expect, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “anticipate,” “believe,” “create,” “expect,” “future,” “guidance,” “intend,” “plan,” “potential,” “seek,” “synergies,” “target,” “will,” “would,” similar expressions, and variations or negatives of these words identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the combined Company’s anticipated continued operations and benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Atlantic and Circle8 Group, and that could cause actual results to differ materially from those expressed in such forward-looking statements. These risks and uncertainties, include, but are not limited to, those factors described in Item 1A of Atlantic’s Annual Report on Form 10-K, filed with the SEC on March 28, 2025, and subsequent reports on Forms 10-Q and 8-K.

About Atlantic International Corp.

Atlantic International Corp. (Nasdaq: ATLN) is a leading provider of strategic staffing and workforce solutions. Through its subsidiary Lyneer Staffing Solutions, the company delivers comprehensive staffing services across food production, manufacturing, and logistics sectors nationwide. With the addition of Circle8 Group, Atlantic International extends its capabilities into specialized IT and technology staffing across Europe.

www.atlantic-international.com

About Circle8 Group

Circle8 Group is one of the fastest-growing IT and technology staffing companies, operating across Europe through a portfolio of specialized brands. The company manages over 16,000 technology professionals and specializes in software development, data analytics, cybersecurity, project management, and emerging technologies.

www.circle8group.com

Atlantic International Corp. Investor Contact

Matt Glover and Clay Liolios

Gateway Group, Inc.

949-574-3860

ATLN@gateway-grp.com

www.gateway-grp.com

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